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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-147027) pertaining to Pzena Investment Management, Inc.'s 2007 Equity Incentive Plan of our report dated March 20, 2008, with respect to the consolidated financial statements of Pzena Investment Management, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

                      /s/ ERNST & YOUNG LLP

New York, New York
March 27, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM